As Filed With the Securities and Exchange Commission on July 5, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0569235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

1996 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plans)

Thomas C. Wilder, III

President and Chief Executive Officer

Micro Therapeutics, Inc.

2 Goodyear, Irvine, California 92618

(Name and address of agent for service)

(949) 837-3700

(Telephone number, including area code, of agent for service)

Copy to:

Bruce Feuchter, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,100,000 shares	$4.03(3)	$4,433,000(3)	$522

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 1996 Stock Incentive Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”) described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(2)	600,000 shares of common stock available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on March 14, 1997 (Registration Statement 333-23367), 1,400,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on June 14, 1999 (Registration No. 333-80633), 1,250,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on July 2, 2001 (Registration No. 333-64348), 1,500,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on June 26, 2002 (Registration No. 333-91162) and 1,000,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on May 6, 2003 (Registration No. 333-105023). 100,000 shares of common stock available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on March 14, 1997 (Registration No. 333-23367), 100,000 shares available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on June 14, 1999 (Registration No. 333-80633), 200,000 shares available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on May 6, 2003 (Registration No. 333-105023) and 250,000 shares available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on July 2, 2004 (Registration No. 333-117139).

(3)	The aggregate offering price for the 1,000,000 shares of common stock registered hereby which may be issued under the 1996 Plan and the 100,000 shares of common stock registered hereby which may be issued under the ESPP, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the common stock on June 30, 2005, which was $4.03.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Micro Therapeutics, Inc. (“MTI,” or the “Registrant”) 1996 Stock Incentive Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”). This registration statement covers an increase of 1,000,000 shares of common stock issuable under the 1996 Plan, bringing the total number of shares authorized thereunder to 6,750,000, and an increase of 100,000 shares of common stock issuable under the ESPP, bringing the total number of shares authorized thereunder to 750,000, both of which were approved by MTI’s board of directors in April 2005 and subsequently approved by MTI’s stockholders in May 2005.

Item 3.	Incorporation of Documents by Reference.

The contents of the Registrant’s registration statements on Form S-8 (Registration Nos. 333-23367, 333-23361, 333-80633, 333-64348, 333-91162, 333-105023 and 333-117139), which have been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

4.1	1996 Stock Incentive Plan, as amended.

4.2	Employee Stock Purchase Plan, as amended.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of July, 2005.

MICRO THERAPEUTICS, INC.

By:	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Micro Therapeutics, Inc., do hereby constitute and appoint Thomas C. Wilder, III our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas C. Wilder, III Thomas C. Wilder, III	President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	July 5, 2005

/s/ James Corbett James Corbett	Chairman of the Board of Directors	July 5, 2005

/s/ George Wallace George Wallace	Director	July 5, 2005

/s/ Dale A. Spencer Dale A. Spencer	Director	July 5, 2005

/s/ Elizabeth Weatherman Elizabeth Weatherman	Director	July 5, 2005

/s/ Richard Emmitt Richard Emmitt	Director	July 5, 2005

/s/ Richard Randall Richard Randall	Director	July 5, 2005

II-2

EXHIBIT INDEX

Exhibit Number	Description
4.1	1996 Stock Incentive Plan, as amended.

4.2	Employee Stock Purchase Plan, as amended.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).